Exhibit 10.35

SERVICES AGREEMENT

between

VIKASA CAPITAL PARTNERS LLC

and

STARDUST POWER INC.

as of March 16, 2023

SERVICES AGREEMENT

This Services Agreement (this “Agreement”), made and entered into as of March 16, 2023 (“Effective Date”) by and among VIKASA Capital Partners LLC, a Delaware limited liability company (the “Advisor”) and Stardust Power Inc, a Delaware corporation (“Company.”)

RECITALS

WHEREAS, the Company seeks to form and organize an operating company structure (the “Transaction”);

WHEREAS the Advisor is willing to assist the Company in organizing an operating company

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SERVICES AND TERMS

Section 1.01 Advisory Services. Advisor will provide consulting and advisory services with respect to the Company’s organization. These services are included, but not limited, to the services provided in Schedule A of this Agreement. It is expressly agreed and understood by the parties hereto that Advisor will not perform any services for the Fund that would require Advisor to register with the Financial Industry Regulatory Authority or with the Securities and Exchange Commission as a broker or dealer.

Section 1.02 Information. Advisor shall make all reasonable efforts to share relevant contact information, including names, email, and affiliations, of parties may aid in this endeavor for the Company.

Section 1.02 Compensation. As compensation for its services as “Advisor” the Advisor shall be compensated as follows: The Advisor shall receive $550,000. The payments shall be made upon be presented invoices.

Section 1.03 Term of Agreement. This Agreement shall become effective on the Effective Date and shall continue in effect until the termination of this Agreement, or the completion of services.

ARTICLE II

CONFIDENTIALITY

Section 2.00 Confidentiality.

Section 2.01 Company and Advisor acknowledge that during the term of this Agreement, both will have access to and become acquainted with trade secrets, proprietary information, and confidential information belonging to the Company and Advisor and Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements, investor lists, and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists, or other business documents that the Advisor and Company treat as confidential, in any format whatsoever (including oral, written, electronic, or any other form or medium) (collectively, “Confidential Information”). In addition, each Company and Advisor acknowledges that: (i) the Company and Advisor have invested, and continues to invest, substantial time, expense, and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company and Advisor with a competitive advantage over others in the marketplace; and (iii) the Company and Advisor would be irreparably harmed if the Confidential Information were disclosed to Competitors or made available to the public. Without limiting the applicability of any other agreement to which any Investor is subject, each Investor shall, and shall cause its Representatives to, keep confidential and not, directly or indirectly, disclose or use (other than solely for the purposes of such Investor monitoring and analyzing its investment in the Company) at any time, including, without limitation, use for personal, commercial, or proprietary advantage or profit, either during its association with the Company or thereafter, any Confidential Information of which such Advisor or Company is or becomes aware. Each Advisor and Company representative in possession of Confidential Information shall, and shall cause its Representatives to, take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss, and theft.

Section 2.02 (a) Advisor agrees that to (x) hold in strictest confidence the Advisor and Company’s proprietary information and trade secrets and all other information made known in connection with the advisory relationship that has or could have commercial value or other utility in the Company’s and Advisor’s business or prospective business (collectively, the “Confidential Information”), and (y) not use the Confidential Information except in connection with the advisory relationship with the Advisor and Company. The Confidential Information will not include information that you can establish by documentary evidence is or was (i) received without an obligation of confidentiality from an unrelated third party that is not under an obligation of confidentiality to the Advisor or Company and that has a legal right to disclose it, (ii) generally known or available in the industry or to the general public either (A) prior to the Advisor or Company’s disclosure of such information to you or (B) after the Company’s disclosure of such information through no action or inaction by you, or (iii) required to be disclosed by applicable law, by order of court or the rules, regulations or order of any governmental agency.

Section 2.02 (b) Advisor agrees to not improperly use or disclose any proprietary information or trade secrets received from any third party. Advisor recognizes that the Company has received and, in the future, will receive confidential and proprietary information from third parties and that the Company will have a duty to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees to hold all such confidential and proprietary information in the strictest confidence, and further agree to neither disclose it to any person, firm or corporation nor use it in a manner that is inconsistent with the Company’s obligations to such third parties.

Section 2.02 (d) Nothing contained in Section 2.02(a) shall prevent the Advisor from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Advisor; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories, or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Investors; (vi) to such Advisor’s Representatives who, in the reasonable judgment of such Advisor, need to know such Confidential Information and agree to be bound by the provisions of this 0(d) as if the Advisor; or (vii) to any potential Permitted Transferee in connection with a potential services from such from the Advisor, as long as such potential Permitted Transferee agrees in writing to be bound by the provisions of this Section 2.02(d) as if an Investor before receiving such Confidential Information; provided, that in the case of clause (i), (ii), or (iii), the Advisor shall notify the Company of the proposed disclosure as far in advance of such disclosure as practicable (but in no event me any such disclosure before notifying the Company) and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.

Section 2.02 (e) The restrictions of Confidentiality shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by the Advisor or any of its Representatives in violation of this Agreement; (ii) is or has been independently developed or conceived by the Advisor without use of Confidential Information; or (iii) becomes available to such Investor or any of its Representatives on a non-confidential basis from a source other than the Company or any of their respective Representatives, provided, that such source is not known by the Advisor to be bound by a confidentiality agreement regarding the Company.

(a) The obligations of the Advisor under this shall survive: (i) the termination, dissolution, liquidation, and winding up of the Company; and (ii) such Advisor’s Transfer of its interests.

ARTICLE III

NOTICES

Section 3.01 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this section.)

If to the Company:	Stardust Power Inc. 15 E. Putnam Ave, Suite 378 Greenwich CT 06830

If to the Advisor:	6608 N. Western Ave, #466 Nichols Hills, OK 73116 E-mail: Investor.Relations@VIKASAcapitalpartners.com Attn: Mr. Anupam Agarwal

ARTICLE IV

MISCELLANEOUS

Section 4.01 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 4.02 Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but the rights and obligations hereunder shall not, except as otherwise expressly provided herein, be assignable, transferable or delegable without the written consent of the other parties hereto and any attempted assignment, transfer or delegation thereof without such consent shall be void.

Section 4.03 (a) Governing Law. This Agreement shall be governed by and construed in accordance with the law of Oklahoma giving effect to any choice or conflict of law provision or rule (whether of Oklahoma or any other jurisdiction.)

Section 4.03 (b) Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby or thereby shall be instituted in the federal courts of the United States of America or the courts of the State of Oklahoma in each case located in the city of Oklahoma City, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 4.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, including the Exhibits, the statements in the body of this Agreement will control.

Section 4.06 Deal Sheet. The Advisor reserves the right to use the Company’s name and/or the descriptive elements of transactions the Advisor has undertaken with Company’s assistance in deal lists communicated to Advisor’s existing and prospective client.

Section 4.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party hereto may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 4.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other natural person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever whether under or by reason of this Agreement.

Section 4.09 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 4.10 Waiver. No waiver by either party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by either party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 4.11 Assignment. This Agreement may not be assigned without the consent of the non-assigning party. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 4.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Services Agreement by their representatives thereunto duly authorized, as of the Execution Date.

VIKASA CAPITAL PARTNERS LLC

By:	/s/ Anupam Agarwal
Mr. Anupam Agarwal
Director

STARDUST POWER INC.

By:	/s/ Roshen Pujari
Mr. Roshen Pujari
CEO

(Signature Page to Services Agreement)

SCHEDULE A

SERVICES

Services include but are not limited to: formation advisory, organizational structure consulting, email setup, use of advisor it system, human resource advisory, contract negotiation, introduction of service partners, introduction to deal flow, use of mailing addresses as needed, use of template forms as needed, marketing advisory, content creation, use of office supplies, use of existing service provider relationships, consulting in creation of constitutive documents, consultation on creation of financial statements and other documents, use of video conferencing services, representation at trade shows as needed, introduction to relevant sector base community, advisory to construction of website, formation of letterhead and other company materials, preparation of marketing decks, and any services as agreed to both parties.